[nsar]nmf-10f3.ex
     For period ending (a) December 31, 1995
     File Number (c) 811-2992



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          The City of New York

     2.   Date of Purchases:
          08/02/95

     3.   Face Amounts Purchased:
          $108,205

     4.   Dollar Amounts of Purchases:
          $10,783,293

     5.   Price Per Unit:
          $99.656

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          J.P. Morgan Securities Inc.

     7.   Other Underwriters in Syndicate:

          Advest, Inc.
          Asensio & Company, Inc.
          Artemis Capital Group, Inc.
          Bear, Stearns & Co. Inc.
          Chemical Securities Inc.
          First Albany Corporation
          George K. Baum & Co.
          Glickenhaus & Co.
          Goldman, Sachs & Co.
          Grisby Brandford & Co., Inc.
          Lazard Freres & Co.
          Lebenthal & Co., Inc.
          Lehman Brothers
          Merrill Lynch & Co.
          Morgan Stanley & Co. Inc.
          Muriel Siebert & Co., Inc.
          PaineWebber Incorporated
          Prudential Securities Incorporated
          Pryor, McClendon, Counts & Co., Inc.
          Roosevelt & Cross Incorporated
          Samuel A. Ramirez & Co., Inc.
          Smith Barney Inc.
          The Nikko Securities Co. International, Inc.


     For period ending (a) December 31, 1995
     File Number (c) 811-2992



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          Massachusetss Water Resources Authority

     2.   Date of Purchases:
          12/11/95

     3.   Face Amounts Purchased:
          $ 67,200

     4.   Dollar Amounts of Purchases:
          $ 7,594,138

     5.   Price Per Unit:
          $113.008

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          Goldman Sachs & Co.

     7.   Other Underwriters in Syndicate:

          Artemis Capital Group, Inc.
          Bear, Sterns & Co. Inc.
          J.P. Morgan Securities Inc.
          Lehman Brothers
          M.R. Beal & Company
          PaineWebber Incorporated
          Prudential Securities Incorporated
          Tucker Anthony Incorporated